Exhibit 99.1

KALERA AS AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
AT MARCH 31, 2022 AND DECEMBER 31, 2021
AND
FOR THE THREE MONTHS ENDED
MARCH 31, 2022 AND 2021

KALERA AS AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AT MARCH 31, 2022 AND DECEMBER 31, 2021

(In thousands)

	Unaudited March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$5,458	$16,146
Trade receivables, net	996	795
Inventory	1,348	1,190
Prepaid expenses and other current assets	3,244	2,960
Total current assets	11,046	21,091
Property, plant, and equipment, net	140,442	128,162
Operating lease right-of-use assets	54,683	55,276
Goodwill	67,131	68,421
Intangible assets, net	71,019	72,371
Equity method investment	1,267	1,322
Other non-current assets	3,637	3,353
Total assets	$349,225	$349,996
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$10,798	$10,421
Financing obligation	424	—
Operating lease liabilities	3,760	1,618
Accrued salaries and wages	353	717
Accrued expenses	1,506	1,964
Convertible debt	10,051	—
Total current liabilities	26,892	14,720
Other non-current liabilities	617	662
Non-current operating lease liabilities	55,349	57,717
Non-current financing obligation	6,898	—
Deferred tax liability	7,692	8,447
Asset retirement obligations	1,590	1,527
Total liabilities	99,038	83,073
Commitments and contingencies
Shareholders' equity:
Common stock, $.001 par, 209,354,819 authorized, issued & outstanding	206	206
Additional paid in capital	331,682	330,870
Accumulated other comprehensive loss	(2,777)	(1,547)
Accumulated deficit	(78,924)	(62,606)
Total shareholders' equity	250,187	266,923
Total liabilities and shareholders' equity	$349,225	$349,996
The accompanying notes are an integral part of these financial statements.
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
4

KALERA AS AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In thousands)

	Unaudited Three Months Ended March 31,
	2022	2021
Net sales	$1,477	$339
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	(5,008)	(943)
Selling, general, and administrative expenses	(10,400)	(5,280)
Depreciation and amortization	(2,553)	(168)
Operating loss	(16,484)	(6,052)
Interest expense, net	(229)	155
Other expense	(335)	—
Loss from operations before income tax	(17,048)	(5,897)
Income tax benefit	755	—
Loss before equity in net loss of affiliate	(16,293)	(5,897)
Equity in net loss of affiliate	25	—
Net loss	(16,318)	(5,897)
Currency translation adjustments	(1,230)	—
Total comprehensive loss	$(17,548)	$(5,897)
Net loss per share - basic and diluted	$(0.08)	$(0.04)
Weighted average common shares outstanding – basic and diluted	209,355	163,260
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

(In thousands, except share data)
(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount

Balance at December 31, 2020	161,024,239	$194	$166,859	$(22,549)	$(378)	$144,126
Issuance of shares	39,005,000	7	37,371	—	—	37,378
Share-based compensation expense	—	—	1,428	—	—	1,428
Net loss	—	—	—	(5,897)	—	(5,897)
Balance at March 31, 2021	200,029,239	$201	$205,658	$(28,446)	$(378)	$177,035

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount
Balance at December 31, 2021	209,354,819	$206	$330,870	$(62,606)	$(1,547)	$266,923
Share-based compensation expense	—	—	812	—	—	812
Net loss	—	—	—	(16,318)	—	(16,318)
Currency translation adjustments	—	—	—	—	(1,230)	(1,230)
Balance at March 31, 2022	209,354,819	$206	$331,682	$(78,924)	$(2,777)	$250,187
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

KALERA AS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows - operating activities
Net loss	$(16,318)	$(5,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,553	168
Non-cash lease expense	888	511
Non-cash interest expense	51	—
Share-based compensation expense	812	1,428
Loss on sale of assets	194	—
Deferred income tax benefit	(755)	—
Equity in net loss of affiliate	55	—
Changes in assets and liabilities:
Inventory	(158)	(195)
Prepaid expenses and other current assets	(284)	(1,667)
Trade receivables	(201)	(78)
Other non-current assets	(284)	(125)
Account payables and accrued expenses	(745)	3,918
Net cash used in operating activities	(14,192)	(1,937)
Cash flows - investing activities
Purchases of property, plant, and equipment	(14,636)	(15,434)
Payment for acquisition, net of cash acquired	—	(14,213)
Net cash used in investing activities	(14,636)	(29,647)
Cash flows - financing activities
Net proceeds from issuance of common stock	—	29,158
Proceeds from issuance of convertible debt	10,000	—
Proceeds from sale of property, plant and equipment for failed sale-leaseback	8,080	—
Net cash provided by financing activities	18,080	29,158
Net decrease in cash and cash equivalents	(10,748)	(2,426)
Cash and cash equivalents at beginning of period	16,146	113,353
Effect of exchange rate changes on cash and cash equivalents	60	—
Cash and cash equivalents at end of period	$5,458	$110,927
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1: DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Description of Business:
Kalera AS (“the Company”) and its subsidiaries is a hydroponic vertical farming company. The Company operates vertical hydroponic farms and related technology development facilities that produce various lettuce and micro–greens for the retail and food service markets. The Company is a private limited liability company incorporated under the laws of Norway, and its shares are listed on the Euronext Growth Oslo Exchange, a multilateral trading facility operated by the Oslo Stock Exchange. At March 31, 2022, the Company has four (4) large scale operating hydroponic farms (“farms” or “production facilities”) within Florida, Georgia, Texas and Kuwait and is building new farms in several locations, including Ohio, Colorado, Washington, Hawaii, Minnesota and Singapore.
Nature of Operations, Liquidity and Going Concern Considerations:
Since inception, the Company has financed its operations primarily through the sale of shares of common stock and debt financing. The Company incurred net losses during the quarters ended March 31, 2022 and 2021 of $16,318 thousand and $5,897 thousand, respectively, and has an accumulated deficit of $78,924 thousand at March 31, 2022. The Company expects to continue to generate operating losses and consume significant cash resources for the foreseeable future. These operating losses and accumulated deficits raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date these unaudited condensed consolidated financial statements are issued, meaning that the Company may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of new seeds and produce, and attain profitability. The Company has implemented and continues to implement plans to fund its operations and finance its future development activities and its working capital needs.
In the first quarter of 2022, the Company executed a sale-leaseback transaction that raised approximately $8,100 thousand. In addition, during the first quarter of 2022 the Company entered into a convertible bridge financing facility for up to $20,000 thousand with $10,000 thousand currently committed. The Company also entered into a credit agreement with Farm Credit for $30,000 thousand with $20,000 thousand for capital expenditures and $10,000 thousand available for working capital.
The Company is in negotiations for a second sale-leaseback transaction along with raising additional debt financing with a third-party lender.
If the Company continues to seek additional financing to fund its business activities in the future and there remains doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms, or at all. If the Company is unable to raise the necessary funds when needed or other strategic objectives are not achieved, it may not be able to continue its operations, or it could be required to modify its operations, which could slow future growth.
The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 for the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

reporting. The condensed consolidated balance sheet as of December 31, 2021 included herein was derived from the audited financial statements as of that date.
Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2021. The results for the interim periods are not necessarily indicative of the results for the full year.
There have been no changes to the Company’s significant accounting policies described in its December 31, 2021 audited consolidated financial statements that have had a material impact on the Company’s condensed consolidated interim financial statements and related notes.
Principles of Consolidation
The Company’s unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions, balances and unrealized gains and losses have been eliminated in consolidation. The Company includes the following wholly owned subsidiaries as of March 31, 2022:
Kalera AS
•Kalera Inc.
•Iveron Materials, Inc.
•Vindara, Inc.
•Kalera GmbH (Germany)
•Kalera S.A. (Luxembourg)
•Kalera Real Estate Holdings, LLC
•Kalera Singapore PTE. LTD.
•WAFRA Agriculture for Agriculture Contracting Company - SPC (Kuwait)
•Kalera Middle East Holding Ltd (Dubai)
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements in accordance with GAAP, requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may or may not differ from those estimates.
Significant items subject to such estimates and assumptions include the valuation of inventory and stock-based compensation. The Company’s results can also be affected by economic, political, legislative, regulatory, legal actions, and the global volatility and general market disruption resulting from the global COVID-19 pandemic and geopolitical tensions, such as Russia’s recent incursion into Ukraine. Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. While the Company maintains reserves for anticipated liabilities and carries various levels of insurance, the Company could be affected by civil, criminal, environmental, regulatory or administrative actions, claims, or proceedings.

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Recently Issued Accounting Pronouncements
The Company adopted Accounting Standards Update (ASU) 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity effective January 1, 2022. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity and reduces the number of accounting models for convertible debt instruments and convertible preferred stock. As a result of the adoption of this ASU, the embedded conversion features associated with the Company’s convertible debt entered into during the first quarter of 2022 did not require separation from the debt instrument. Refer to Note 11 for further discussion regarding the Company’s convertible debt agreement.
No other new accounting pronouncement recently issued or newly effective had or is expected to have a material impact on the unaudited condensed consolidated financial statements.
NOTE 3: INVENTORY
The Company’s inventory consists of finished goods from farming production, raw materials and supplies used in the farming production, and work–in process farming production. Raw materials and supplies are comprised of seeds, nutrients, and packaging for finished goods. Work–in–process and finished goods include in–process and ready–to–eat lettuce varieties and micro–greens, including the packaging for the finished product.

In thousands	Unaudited March 31, 2022	December 31, 2021
Raw materials and supplies	$423	$456
Work in process	233	76
Finished goods	692	658
Total inventories	$1,348	$1,190
NOTE 4: PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment, net, consists of the following:

In thousands	Unaudited March 31, 2022	December 31, 2021
Production facilities	$63,823	$53,590
Furniture, fittings & equipment	5,337	5,223
Industrial property	—	3,659
Vehicles	402	244
Assets under construction	74,902	68,207
Less: accumulated depreciation	(4,022)	(2,761)
Total property, plant and equipment, net	$140,442	$128,162
Depreciation expense for the quarters ended March 31, 2022 and 2021 amounted to $1,261 thousand and $168 thousand, respectively.
NOTE 5: LEASES
The Company’s leases do not provide an implicit borrowing rate, thus the Company uses an estimated incremental borrowing rate in determining the present value of lease liabilities. The estimated incremental borrowing rate is derived from information available at the lease commencement date. For the quarter ended March 31, 2022 and 2021, the weighted average incremental borrowing rate for the leases is 7.64% and 9.14%, respectively and the weighted average lease term for operating leases term is 18.50 years and 18.74 years, respectively. There were no

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

finance leases at March 31, 2022 and 2021, respectively. Future minimum lease payments as of March 31, 2022 are as follows:

In thousands
Remainder of 2022	$3,760
2023	5,102
2024	5,196
2025	5,284
2026	5,363
Thereafter	86,214
Total undiscounted operating lease payments	110,919
Less: Imputed interest	(51,810)
Present value of total operating leases	$59,109
NOTE 6: GOODWILL AND BUSINESS ACQUISITIONS
Vindara Acquisition
The Company purchased 100% of the outstanding equity of Vindara Inc. (“Vindara”) on March 10, 2021 for a purchase price of $22,629 thousand, net of cash acquired. Vindara is a leader in seed development for indoor farming facilities. This vertical integration acquisition is expected to generate both significant operational synergies and product expansion capabilities for the Company. The results of Vindara’s operations as of and after the date of the acquisition are included with the Company’s results in the accompanying consolidated financial statements. The acquisition method of accounting was used by the Company for the business combination utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company at the time of the acquisition.
The Company incurred acquisition related costs of $300 thousand in connection with this acquisition recorded within selling, general and administrative expenses in the consolidated statements of operations. This goodwill is assigned to the whole Company and is not deductible for tax purposes. The expected economic life of the acquired identifiable assets is ten years.
The purchase price of $22,592 thousand, net of cash of $37 thousand was paid in cash for $14,213 thousand and $8,379 thousand in shares were issued as consideration. The fair value of the shares of common stock issued reflects a discount for lack of marketability given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition.
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KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Based on the Company’s analysis of Vindara’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below:

ASSETS ACQUIRED	In thousands
Prepaid expenses, deposits and fixed assets	$59
Licenses	1,700
Intellectual property	9,250
11,009

LIABILITIES ASSUMED
Accounts payable and other liabilities	50
Accrued salary and benefits	22
Deferred tax liability	2,775
2,847

FAIR VALUE OF NET ASSETS ACQUIRED	8,162

PURCHASE PRICE	22,592

EXCESS ATTRIBUTABLE TO GOODWILL	$14,430
The goodwill balance at March 31, 2022 and December 31, 2021 is attributed to other businesses the Company acquired during the year ended December 31, 2021. The change in the goodwill balance during the three months ended March 31, 2022 is driven by foreign currency translation adjustments related to wholly owned subsidiaries where their functional currency is not the U.S. dollar.

In thousands	Unaudited March 31, 2022	December 31, 2021
Goodwill attributed to the following acquisitions:
Vindara	$14,430	$14,430
Kalera GmbH	46,692	47,982
Kalera Middle East	5,853	5,853
Other	156	156
	$67,131	$68,421
7

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7: INTANGIBLE ASSETS

In thousands	Unaudited March 31, 2022	December 31, 2021
Technology	$62,150	$62,150
Less: accumulated amortization	(2,055)	(1,018)
Net book value - Technology	60,095	61,132

Intellectual property	9,250	9,250
Less: accumulated amortization	(925)	(694)
Net book value - Intellectual property	8,325	8,556

Patents, licences and software development	2,822	2,822
Less: accumulated amortization	(223)	(139)
Net book value - Patents, licences and software development	2,599	2,683

Total intangible assets, net	$71,019	$72,371
Amortization expense for the three months ended March 31, 2022 amounted to $1,352 thousand. There was no amortization expense on intangible assets for the year ended March 31, 2021. Estimated amortization expense for each of the five succeeding years is as follows:

	Technology	Intellectual Property	Patents, licence, and software development	Total
Remainder of 2022	$3,106	$694	$480	$4,280
2023	4,143	925	564	5,632
2024	4,143	925	564	5,632
2025	4,143	925	564	5,632
2026	4,143	925	564	5,632
Thereafter	40,433	3,778	—	44,211
				71,019
The weighted average amortization period remaining as of March 31, 2022 is as follows:

Intellectual property	9.00 years
Technology	14.50 years
Patents, licences and software development	9.00 years
NOTE 8: SHARE-BASED COMPENSATION
Total stock-based compensation expense was $812 thousand for the three months ended March 31, 2022, compared to $1,428 thousand for the three months ended March 31, 2021. These amounts are included within selling, general and administrative expenses on the accompanying condensed consolidated statement of operations and comprehensive loss for the three months ended March 31, 2022 and March 31, 2021, respectively.
The computation of the expense associated with share-based compensation requires the use of certain valuation models. The Company currently uses a Black-Scholes option pricing model to calculate the fair value of its stock options. The Black-Scholes model requires the use of assumptions regarding the volatility of the Company's common stock, the expected life of the stock award, and the dividend ratio. The volatility assumptions are based on the Company's life-to-date historical volatility since inception. The risk-free rates are based on similar term U.S.
7

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Treasury rates in effect at the time of the stock grant. The expected stock option life represents the period of time that the stock options granted are expected to be outstanding and is based on historical experience. Share-based compensation expense is recognized only for those stock-based awards expected to vest.
NOTE 9: ASSET RETIREMENT OBLIGATIONS
The Company has asset retirement obligations as a result of its farming production facilities which are often located in leased spaces. The Company builds vertical farming production facilities within leased space including growing racks, electrical systems, water systems, storage areas, and production lines. The lease agreements often require the Company to return the leased space to its original state upon vacating the space at the end of the lease term.
The Company estimates asset retirement obligations which includes the total cost of disposing of the farming production facility and equipment from the leased space at the end of the lease term. The Company records the asset retirement obligations at fair value in accordance with ASC 410–20, Asset Retirement Obligations. The asset retirement obligation is valued using the Company’s incremental borrowing rate and is accreted over the expected lease term. The Company capitalizes the future cost of the retirement activities as part of the carrying amount of the farming production facilities at the in–service date. The asset is then depreciated on a straight–line basis over the expected lease term of the space.
The following table provides all changes to the company’s asset retirement obligations.

In thousands
Asset retirement obligations at March 31, 2021	$588
Liabilities incurred	889
Accretion expenses	50
Asset retirement obligations at December 31, 2021	1,527
Liabilities incurred	—
Accretion expenses	63
Asset retirement obligations at March 31, 2022	$1,590
Accretion expense for the three months ended March 31, 2022 and 2021 amounted to $63 thousand and $50 thousand, respectively.
NOTE 10: INCOME TAXES
The Company’s effective income tax rate was 4.4% and 0% for the three months ended March 31, 2022 and March 31, 2021, respectively. The variance from the U.S. federal statutory rate of 21% for the three months ended March 31, 2022 and March 31, 2021, was primarily attributable to increases in the Company’s valuation allowance largely driven by increases in the Company’s net operating loss carryforwards.
The Company’s income tax provision is impacted by a valuation allowance on the Company’s net deferred tax assets, net of reversing taxable temporary differences and considering future annual limitations on net operating loss carryforward utilization enacted by U.S. tax reform legislation. The Company maintains a valuation allowance on its net deferred tax assets for all periods presented as the Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all the recorded deferred tax assets will not be realized in future periods.
NOTE 11: CONVERTIBLE LOAN
On March 4, 2022, the Company entered into a secured convertible promissory note agreement (the “Note”) with third parties in the amount of $10,000 thousand, with a commitment of up to $20,000 thousand. All unpaid principal, fees, and accrued interest is due and payable in full one year from the loan funding date of March 8, 2022. Interest is accrued at a payment in kind annual rate of 8.0%. The loan is secured by all tangible assets, intangible
7

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

assets, and capital stock. Each holder has the right to convert the outstanding unpaid principal including accrued interest into ordinary shares at the conversion price of $10.00 per share. The conversion can only happen upon the consummation of the merger transaction referred to under Note 15. The debt holders have the option to convert any amount of the then-outstanding unpaid principal and accrued interest (the “Conversion Amount”), into the number of fully paid and non-assessable ordinary shares of the Issuer’s successor and assign arising pursuant to the Transaction (the “Conversion Shares”) determined by dividing the Conversion Amount by the Conversion Price ($10.00) then in effect. In addition, the agreement also calls for any adjustments to the conversion in the event of a stock split, dividend or distribution is declared.
As previously mentioned, the Company adopted ASU 2020-06 during the first quarter of 2022 and concluded that the Note will be accounted for as debt, with no bifurcation of the embedded conversion feature. The effective interest rate for the Note is 8.0% per annum and the interest expense incurred during the three months ended March 31, 2022 amounted to $51 thousand which is included within the convertible loan balance on the accompanying unaudited condensed consolidated balance sheet at March 31, 2022.
NOTE 12: DISAGGREGATED REVENUES BY CUSTOMER TYPE
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (ASC 606), the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, the Company applies the following five-step model: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or the company satisfies a performance obligation.
The Company recognizes revenue through the sale of various varieties of lettuce and micro–greens, which are sold to food retail and distribution customers, generally with standard shipping terms. The Company’s revenue results from the delivery of products as the single performance obligation transferred at an agreed upon price per unit. The Company recognizes revenue for the sale of products at the point in time the performance obligation has been satisfied, which is when control of the product has transferred to the customer. Control of the product generally occurs upon shipment or delivery to the customer based on terms of the sale.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for delivering products. The amount of revenue recognized is reduced for estimated returns, discounts and other customer credits. No significant element of financing is deemed present as the sales are made with a credit term of thirty (30) days, which is consistent with market practice. A trade receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.
The Company recognized revenues of $1,477 thousand and $339 thousand for the three months ended March 31, 2022 and 2021, respectively. Substantially all of the Company’s revenues are generated from the sale of lettuce and micro-greens sold to retail and distribution customers globally.

In thousands	Unaudited March 31, 2022	Unaudited March 31, 2021
Food service revenue	$759	$294
Retail revenue	718	45
Net sales	$1,477	$339
NOTE 13: COMMITMENTS AND CONTINGENCIES
Failed Sale-Leaseback Agreement
In January 2022, the Company entered into a sale-leaseback for its St. Paul, Minnesota facility and certain racking and lighting equipment whereby the Company sold and leased back the facility and equipment from an
7

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

unrelated third party. This sale-leaseback was entered into primarily as a mechanism to provide operational liquidity and supporting working capital needs. The lease arrangement did not meet the criteria for sale-leaseback accounting under ASC 842, Leases, as the leaseback of both the facility and the equipment would have been classified as a finance lease upon leaseback. Therefore, the Company still maintains economic control over the facility and equipment. As of March 31, 2022, the Company has capitalized the total fair value of the facility and the equipment of approximately $7,385 thousand within “Property, plant, and equipment , net” and accounts for the cash proceeds received as a secured financing obligation. As of March 31, 2022, $6,898 thousand related to the financing obligation was classified as a long-term, while $424 thousand is classified as short-term on the unaudited condensed consolidated balance sheet.
Future minimum payments of the financing obligation as of March 31, 2022 are as follows:

In thousands
Remainder of 2022	$424
2023	621
2024	640
2025	656
2026	673
Thereafter	11,858
Total undiscounted financing obligation	14,872
Less: Imputed interest	(7,550)
Present value of total financing obligation	$7,322
NOTE 14: LOSS PER SHARE
Basic and diluted net loss per ordinary share is calculated as follows:

	Unaudited Three Months Ended
In thousands, except per share data	March 31, 2022	March 31, 2021
Numerator:
Net Loss	$(16,318)	$(5,897)
Denominator:
Weighted average number of common shares - basic	209,355	163,260
Net loss per ordinary share:
Basic and diluted	$(0.08)	$(0.04)
NOTE 15: SUBSEQUENT EVENTS
Subsequent events for recognition or disclosure have been evaluated through June 30, 2022, the date the financial statements were available to be issued.
Agrico Merger
•On January 31, 2022, the Company announced it will merge with a special acquisition company, Agrico Acquisition Corp. (“Agrico”). The transaction will result in the Company becoming a publicly listed company on NASDAQ and delisting from the Euronext Growth Oslo exchange during the second quarter of 2022. On May 13, 2022, the Securities and Exchange Commission (SEC) declared effective the Registration Statement on Form S-4 of the merger between Agrico Acquisition Corp. (‘Agrico”) and the Company. On June 29, 2022, the merger was approved and the Company began trading on the Nasdaq.
Key highlights of the merger include:

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KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

•Based on the common stock of Agrico at $10 per share, the transaction implies an exchange ratio of 0.091 for existing Company shareholders.
•In addition to shares of Agrico common stock, the Company’s shareholders will receive one contractual Contingent Value Right per share of common stock that will entitle them to receive up to two stock payments upon the achievement of certain milestones. Each stock payment will consist of shares representing 5% of the fully diluted equity of the Company at the date of completion of the transaction.
•Kalera secured support agreements from shareholders representing approximately 72% of its outstanding shares.
New capital is expected to provide the Company the flexibility to fuel the next generation of farms in the US and International locations. The transaction is expected to close in the second quarter of 2022.
Secured Credit Facility
On April 19, 2022, the Company secured a $30,000 thousand, Senior Secured Credit Facility with Farm Credit of Central Florida. $20,000 thousand of the facility is available under a term loan to support capital expenditures, whereas the remaining $10,000 thousand is available under a revolving loan for working capital needs of the Company in the United States. The credit agreement has a term of 120 months, an interest rate of 4.25% per annum and includes standard terms and conditions customary in secured financing transactions of this nature. The proceeds of the loan will be utilized to support future expansion opportunities and working capital needs of the Company.
New Share Capital and Number of Shares
On May 31, 2022, due to the merger between Kalera S.A. and Kalera AS a total of 105,719 thousand new shares were issued by the Company to deliver merger consideration shares to the shareholders of Kalera AS. The final number of merger consideration shares following rounding is 105,719 thousand and as a result, a total of 240 shares of the company were not allocated to shareholders and have been cancelled. The shareholders of the Company received their respective merger consideration shares through the Norwegian Central Securities Depository (VPS) on May 31, 2022.
The Company’s new share capital following the share cancellation is $1,124,012 divided into 105,719,212 shares, each with a nominal value of $0.011.
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